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                                                                Exhibit 10.43(g)


                              AMENDMENT SIX TO THE
                          CHARTER COMMUNICATIONS, INC.
                           2001 STOCK INCENTIVE PLAN


     This Amendment to the Charter Communications, Inc. 2001 Stock Incentive Plan, as amended through the date hereof (the "Plan"), is effective as of December 23, 2004.

1.  Article 3 of the Plan is hereby amended by adding the following language to
Section 3.3:

    (g) The Committee may engage an agent to (a) maintain records of Participants and holdings under the Plan, (b) execute sales transactions in Shares at the direction of an Optionee or Grantee, (c) deliver sales proceeds as directed by an Optionee or Grantee, (d) hold Shares owned without restriction at the direction of the Optionee or Grantee and
    (e) engage in such other activities as the Committee determines from time to time necessary to administer the Plan.


The terms of the Plan shall remain in full force and effect without modification or amendment except as expressly set forth herein.